Exhibit 5.1

[PERKINS COIE LETTERHEAD]

November 7, 2013

T-Mobile US, Inc.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Ladies and Gentlemen:

We have acted as counsel to T-Mobile US, Inc., a Delaware corporation (“Parent”), T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), and the other entities named in Schedule I hereto (the “Subsidiaries,” and together with Parent and T-Mobile, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration and sale by Parent, T-Mobile or the Subsidiaries, as applicable, from time to time of

(a)	shares of common stock, par value $0.00001 per share, of Parent (“Common Stock”),

(b)	shares of preferred stock, par value $0.00001 per share, of Parent (“Preferred Stock”), which may be issued as part of a series established pursuant to a certificate of designation (a “Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware,

(c)	one or more series of debt securities of T-Mobile (the “Debt Securities”), and

(d)	guarantees of the Debt Securities (the “Guarantees”) by one or more of Parent and the Subsidiaries (the “Guarantors”). The Debt Securities, Common Stock, Preferred Stock and Guarantees are collectively referred to herein as the “Securities.”

The Registrants have informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Registrants will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued under the Fourth Amended and Restated Certificate of Incorporation of Parent, as amended from time to time; (b) any Preferred Stock will be issued under the Fourth Amended and Restated Certificate of Incorporation of Parent, as amended from time to time, and one or more resolutions of Parent’s Board of Directors (the “Parent Board”) setting forth the terms of the Preferred Stock or approving the applicable Certificate of Designation; and (c) any Debt Securities will be issued in one or more series pursuant to (i) an Indenture dated as of April 28, 2013, as supplemented, between T-Mobile, as issuer, the Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), which has been incorporated by reference as an Exhibit 4.5 to the Registration Statement (the “Existing Indenture”), or (ii) an Indenture to be entered into between T-Mobile, as issuer, any Guarantors named therein and the Trustee, in a form filed as Exhibit 4.4 to the Registration Statement or a post-effective amendment to the Registration Statement or incorporated by reference therein (the “New Indenture,” together with the Existing Indenture, the “Indentures” and individually, an “Indenture”).

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Registrants have informed us that the applicable board of directors (or equivalent thereof) (a “Board”) or a duly constituted and acting committee thereof or, in the case of Debt Securities or Guarantees that may be issued by one or more Subsidiaries, certain officers of T-Mobile or the applicable Subsidiary authorized by the applicable Board or a duly constituted and acting committee thereof, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to Parent, T-Mobile and the Subsidiaries in the connection with the preparation and filing of the Registration Statement, we have examined originals, or copies certified or otherwise identified, of (a) the Fourth Amended and Restated Certificate of Incorporation of Parent and the Amended and Restated Certificate of Incorporation of T-Mobile, as amended to date (collectively, the “Certificates of Incorporation”), (b) the Fifth Amended and Restated Bylaws of Parent, as amended to date, and the Amended and Restated Bylaws of T-Mobile (collectively, the “Bylaws”), (c) the Indentures, (d) the certificates of incorporation or formation, bylaws, limited and general partnership agreements and limited liability company agreements, as applicable, of each of the Subsidiaries, (e) corporate records of Parent, T-Mobile and the Subsidiaries, including minute books of Parent, T-Mobile and the Subsidiaries, as furnished to us by Parent, T-Mobile and the Subsidiaries, (f) certificates of public officials and of representatives of Parent, T-Mobile and the Subsidiaries, (g) statutes, and (h) other instruments and documents as a basis for the opinions hereinafter expressed.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraph 3 below, T-Mobile, Trustee and any Guarantors, as applicable, will have complied with the terms and conditions of the applicable Indenture, including, but not limited to, the creation, authentication and delivery of any supplemental indenture to such Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon Parent, T-Mobile, or the Subsidiaries, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, T-Mobile, or the Subsidiaries, as applicable. Based on and subject to the foregoing, we are of the opinion that:

1. When the issuance and sale of any shares of Common Stock have been duly authorized the Parent Board; certificates evidencing such shares have been duly executed, countersigned and registered; and such shares have been duly issued in accordance with any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Common Stock will have been duly authorized by all necessary corporate action on the part of Parent and will be validly issued, fully paid and nonassessable.

2. When the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Parent Board, including through approval by the Parent Board of the Certificate of Designation relating to such series; the Certificate of Designation for such series has been filed in the office of the Secretary of State of the State of Delaware; certificates evidencing such shares have been duly executed, countersigned and registered; and such shares have been duly issued in accordance with the Certificate of Designation and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Preferred Stock will have been duly authorized by all necessary corporate action on the part of Parent and will be validly issued, fully paid and nonassessable.

3. When the specific terms of the Debt Securities and the issuance and sale thereof, and any Guarantees, have been duly authorized by the Board of Directors of T-Mobile, or, a duly constituted and acting committee thereof, the Board, or a duly constituted and acting committee thereof, of each Guarantor, respectively, or the officers of such Guarantor who have been authorized by such Board or committee; any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by T-Mobile and any Guarantors, as applicable, and the Trustee thereunder; and such Debt Securities and any Guarantees have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture, any supplemental indenture relating to such Debt Securities and Guarantees and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Debt Securities against payment therefor, such Debt Securities and Guarantees, if applicable, will constitute legal, valid and binding obligations of T-Mobile and the Guarantors, respectively, enforceable against T-Mobile, and the Guarantors, respectively, in accordance with their terms.

The foregoing opinions are subject to the following exclusions and qualifications:

(a) Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b) We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c) We do not express any opinions herein concerning any laws other than the laws of the State of New York, the Delaware General Corporation Law and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ Perkins Coie LLP

SCHEDULE I

Guarantors

GSV LLC
Powertel Memphis Licenses, Inc.
Powertel/Memphis, Inc.
SunCom Wireless Holdings, Inc.
SunCom Wireless Investment Company, LLC
SunCom Wireless License Company, LLC
SunCom Wireless Management Company, Inc.
SunCom Wireless Operating Company, L.L.C.
SunCom Wireless Property Company, L.L.C.
SunCom Wireless, Inc.
T-Mobile Central LLC
T-Mobile License LLC
T-Mobile Northeast LLC
T-Mobile PCS Holdings LLC
T-Mobile Puerto Rico Holdings LLC
T-Mobile Puerto Rico LLC
T-Mobile Resources Corporation
T-Mobile South LLC
T-Mobile Subsidiary IV Corporation
T-Mobile West LLC
Triton PCS Finance Company, Inc.
Triton PCS Holdings Company L.L.C.
VoiceStream PCS I Iowa Corporation
VoiceStream Pittsburgh General Partner, Inc.
VoiceStream Pittsburgh, L.P.
MetroPCS AWS, LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, Inc.
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
MetroPCS 700 MHz, LLC
MetroPCS Networks, LLC
MetroPCS Networks California, LLC
MetroPCS Networks Florida, LLC